UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2013

MONTPELIER RE HOLDINGS LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-31468	98-0428969
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Montpelier House

94 Pitts Bay Road

Pembroke HM 08

Bermuda

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (441) 296-5550

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

Montpelier Re Holdings Ltd. (the “Company”) announced that, on November 15, 2013, its Board of Directors (the “Board”) increased the regular quarterly dividend payable on the Company’s issued common shares by approximately 9%. The Board also declared a quarterly dividend of $0.125 per common share, and a quarterly dividend of $0.554688 per 8.875% Non-Cumulative Preferred Share, Series A, each payable on or before January 15, 2014, to all shareholders of record as of December 31, 2013.

The Company also announced that, on November 15, 2013, the Board increased its existing common share repurchase authorization by an additional $150 million, thereby raising its total common share repurchase authorization as of November 15, 2013 to $279 million.  Common shares may be purchased in the open market or through privately negotiated transactions.  There is no stated expiration date associated with this share repurchase authorization.

The Company’s press release describing these recent Board actions, which was issued on November 15, 2013, is attached as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release of the Company dated November 15, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montpelier Re Holdings Ltd.
(Registrant)

November 15, 2013	By:	/s/ Jonathan B. Kim
Date	Name:	Jonathan B. Kim
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release of the Company dated November 15, 2013.